DEAN HELLER	FILED # C2041204
Secretary of State	JUL 30, 2004
206 North Carson Street	IN THE OFFICE OF
Carson City, Nevada 89701-4299	Dean Heller
(775) 684 5708	Dean Heller Secretary of State
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.                     ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
Corporation:	PEBBLE BEACH ENTERPRISES, INC.

2. Resident Agent	SAMUEL WIERDLOW, INC.
Name and Street	Name
Address:
(must be a Nevada	1400 Colorado Street	Boulder City	NEVADA	89005
address where process	Street Address	City	State	Zip Code
may be served)

	Optional Mailing Address	City	State	Zip Code

3. Shares:
(number of shares
Corporation	Number of shares	Par value: $0.001	Number of shares
authorized to issue)	with par value: 75,000,000		without par value: 0

4. Names &	1. ART DAVIS
Addresses,	Name
of Board of
Directors/Trustees:	1200 Truxton Ave #130	Bakersfield	CA	93301
(attach additional page if	Street Address	City	State	Zip Code
there is more than 3
directors/trustees)

2. ANNETTE DAVIS
Name

	1200 Truxton Ave #130	Bakersfield	CA	93301
	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6. Names, Address	ANNETTE DAVIS		/s/ Annette Davis
and Signature of	Name		Signature
Incorporator:
(attach additional page if	1200 Truxton Ave #130	Bakersfield	CA	93301
there is more than 1	Street Address	City	State	Zip Code
incorporator)

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of	/s/ Stan Medley			July 26, 2004
Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.